Exhibit 10.9

SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL PLEDGOR

THIS SUPPLEMENT TO PLEDGE AGREEMENT - ADDITIONAL PLEDGOR (this “Supplement”), dated as of September 15, 2006, is executed by BUCKEYE GP HOLDINGS L.P.,  a limited partnership formed under the laws of the State of Delaware (the “Borrower”), in favor of SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the “Administrative Agent”), on its behalf and on behalf of the other banks and lending institutions (the “Lenders”) from time to time party to the Credit Agreement dated as of August 9, 2006, by and among the Borrower, the Lenders, the Administrative Agent, and SunTrust Bank as Issuing Bank (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).  Terms used herein but not defined herein shall have the meaning defined for those terms in the Pledge Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, MainLine Sub LLC (the “Pledgor”) executed that certain Pledge Agreement, dated as of August 9, 2006, in favor of the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which the Pledgor has pledged membership interests to the Administrative Agent, for itself and the benefit of the Secured Parties;

WHEREAS, the Pledgor merged into the Borrower, and at the request of the Administrative Agent and Lenders, Borrower is entering into this Supplement to acknowledge that it takes ownership of all collateral subject to the Pledge Agreement;

NOW, THEREFORE, in consideration of the premises the Borrower hereby agrees as follows:

SECTION 1.  Pledge.   As security for the payment and performance of the Secured Obligations, the Borrower hereby:

(a)       pledges, hypothecates, assigns, charges, mortgages, delivers, sets over, conveys and transfers to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of Borrower’s right, title and interest in and to:

(i)            the membership interests of the limited liability company (the “LLC”) more particularly described in Schedule I hereto and the certificates, if any, evidencing such membership interests (the “Pledged Membership Interests”) and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Pledged Membership Interests except as expressly provided for in Section 8 of the Pledge Agreement;

(ii)           to the extent applicable, all of Pledgor’s rights, title and interests pursuant to the Pledged Membership Interests whether now owned or hereafter acquired, including all of Pledgor’s rights, title and interests in, to and under such LLC’s limited liability company agreement, operating agreement, and any other organizational documents (as such agreements have heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively, the “LLC Agreement”), including the right to vote with respect to and to manage and administer the business of such LLC, together with all other rights, interests, claims and other property of Pledgor in any manner arising out of or relating to its membership interests in such LLC, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, (1) all rights of Pledgor to receive distributions of any kind, in cash or otherwise, due or to become due under or pursuant to each such LLC Agreement or otherwise in respect of such LLC, (2) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to each such LLC, (3) all claims of Pledgor for damages arising out of, or for the breach of, or for a default under, each such LLC Agreement, (4) any certificated or uncertificated security evidencing any of the foregoing issued by such LLC to Pledgor, (5) any interest of Pledgor in the entries on the books of any financial intermediary pertaining to Pledgor’s interest as a member in the LLC and (6) to the extent not included in the foregoing, all proceeds of any and all of the foregoing; and

(iii)          any additional membership interests in such LLC from time to time acquired by Pledgor in any manner (which membership interests shall be deemed to be part of the Pledged Membership Interests), and any certificates representing such additional membership interests, if any, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests.

(b)           delivers to the Administrative Agent, for the benefit of the Secured Parties, all of Borrower’s right, title and interest in and to the certificates and instruments, if any, evidencing the Pledged Collateral, accompanied by instruments of transfer or assignment, duly executed in blank.

SECTION 2.  Joinder.  Borrower by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the Borrower hereby (i) agrees to all the terms and provisions of the Pledge Agreement applicable to it as Pledgor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof.  Each reference to a Pledgor in the Pledge Agreement shall be deemed to include the Borrower.  The Pledge Agreement is hereby incorporated herein by reference.

SECTION 3.  Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and that each of this Supplement and the Pledge Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4.  Binding Effect.  This Supplement shall become effective when it shall have been executed by the Borrower and thereafter shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent and the Secured Parties.  Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of  the Pledge Agreement.  The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 5.  Governing Law.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

SECTION 6.  Execution in Counterparts.  This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7.  Notices to Borrower.  All communications and notices hereunder shall be in writing and given as provided in Section 21 of the Pledge Agreement.  All communications and notices hereunder to the Borrower shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

IN WITNESS WHEREOF, the Borrower has duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

BUCKEYE GP HOLDINGS L.P.
By: MainLine Management LLC, its General Partner

By	/s/ ROBERT B. WALLACE
Name:	Robert B. Wallace
Title:	Senior Vice President - Finance
and Chief Financial Officer

5 Radnor Corporate Center
Suite 500
100 Matsonford Road
Radnor, PA 19087
Telecopier No.: 610/971-9296
Telephone No.: 610/254-4600
Attention: Senior Vice President, Finance

Schedule I
to
SUPPLEMENT TO PLEDGE AGREEMENT

Name of LLC	Place of Organization	Pledgor’s Membership Interests	Certificate No(s).	Pledgor’s Percentage of Membership Interests Issued and Outstanding
Buckeye GP LLC	Delaware	100% of membership interest issued and outstanding	0	100%